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                                                                       Exhibit 5

                                              America's marketFLEX(SM) Annuity
                                                        Application
                                         Individual Variable Flexible Purchase
                                                  Payment Deferred Annuity
America's                             Initial Minimum Purchase Payment: $10,000
marketFLEX
      Annuity                                  Nationwide Life Insurance Company
                                               P.O. Box 182723
                                               Columbus, OH  43218-2723

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 CONTRACT TYPE An option must be selected              This Contract is established as a:
 [ ] NON-QUALIFIED                                     [ ] 401(a) (Investment Only) Disclosure form required
 [ ] IRA                                               [ ] 403(b) TSA (Non-ERISA only) Disclosure form required
 [ ] Roth IRA                                          [ ] SIMPLE IRA Additional forms required
 [ ] SEP IRA Form 5305 required                        [ ] CRT (Charitable Remainder Trust) Disclosure form required
                                                           (not available in NJ)

  This application includes, and is not complete, without America's MarketFLEX(SM) Annuity Optional Rider Form.

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 CONTRACT OWNER                                        [ ] CONTINGENT OWNER
                                                       [ ] JOINT OWNER Spouse only except in HI, VT, PA, NJ, and OR

  Last Name or Plan Name                               Last Name
     ______________________________________________        ______________________________________________

  First Name or Plan Name (continued)     MI           First Name                                  MI
     ______________________________________________        ______________________________________________

  Address _________________________________________    Address  _________________________________________
          _________________________________________             _________________________________________

 Sex  [ ] M  [ ] F    Birthdate  ____ / ____ / ____    Sex  [ ] M  [ ] F    Birthdate  ____ / ____ / ____
                                  MM     DD    YYYY                                     MM     DD    YYYY

 Soc. Sec. No. or Tax ID __________________________    Soc. Sec. No. or Tax ID __________________________

 Employer _________________________________________

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 ANNUITANT  Complete only if different from Contract   [ ] CONTINGENT ANNUITANT Complete only if applicable
            Owner                                      [ ] CO-ANNUITANT Spouse Only.  Must be completed for spousal protection if optional Death Benefit Rider has been elected for Non-Qualified, IRA and TSA Contract Types.

  Last Name                                            Last Name
     ______________________________________________        ______________________________________________

  First Name                              MI           First Name                                  MI
     ______________________________________________        ______________________________________________

  Address _________________________________________    Address  _________________________________________
          _________________________________________             _________________________________________
          Maximum issue age through age 85                       Maximum issue age through age 85

 Sex  [ ] M  [ ] F    Birthdate  ____ / ____ / ____    Sex  [ ] M  [ ] F    Birthdate  ____ / ____ / ____
                                  MM     DD    YYYY                                     MM     DD    YYYY

 Soc. Sec. No. ____________________________________    Soc. Sec. No. ____________________________________

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 BENEFICIARY   Whole percentages only, must total 100%
                                                                                Relationship                         Birthdate
 Primary Contingent      Print Full Name (Last, First, MI)        Allocation    to Annuitant     Soc. Sec. No.      MM/DD/YYYY

   [ ]                ________________________________________    __________%   ____________     _____________      ___/___/____
   [ ]      [ ]       ________________________________________    __________%   ____________     _____________      ___/___/____
   [ ]      [ ]       ________________________________________    __________%   ____________     _____________      ___/___/____
   [ ]      [ ]       ________________________________________    __________%   ____________     _____________      ___/___/____

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

APO-5072          Product of Nationwide Life Insurance Co.        (AO)(06/2001)


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 The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

 PURCHASE PAYMENT ALLOCATION Whole percentages only, must total 100%.
                             A Contract cannot be issued unless this section is complete.

UNDERLYING MUTUAL FUNDS SHOWN BELOW DESIGNATED BY AN (**) MAY INCLUDE RESTRICTIONS AND/OR CHARGES, PLEASE REVIEW THE UNDERLYING FUND PROSPECTUS CAREFULLY.

RYDEX VARIABLE TRUST
    _____% Arktos Fund
    _____% Basic Materials Fund
    _____% Biotechnology Fund
    _____% Consumer Products Fund
    _____% Electronics Fund
    _____% Energy Fund
    _____% Financial Services Fund
    _____% Health Care Fund
    _____% Large-Cap Europe Fund
    _____% Large-Cap Japan Fund
    _____% Mekros Fund
    _____% Nova Fund
    _____% OTC Fund
    _____% Precious Metals Fund
    _____% Retailing Fund
    _____% Technology Fund
    _____% Telecommunication Fund
    _____% URSA Fund
    _____% U.S. Government Bond Fund
    _____% U.S. Government Money
           Market Fund
    _____% Utilities Fund
    _____% Velocity 100 Fund



APO-5072
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ANNUITY PURCHASE PAYMENTS [ ] Payment Enclosed  [ ] Transfer/1035 (requires transfer form)
                          [ ] Rollover          [ ] Other
                                                    Apply for Tax Year ________

Initial Purchase Payment submitted: $_______________________________. A copy of this application properly signed by the registered representative will constitute receipt for such amount. If this application is declined by Nationwide Life Insurance Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

 REMARKS

                NOTICE TO AR, CO, KY, LA, ME, NM AND OH RESIDENTS
                -------------------------------------------------
Any person who, knowingly and with intent to injure, defraud or deceive any Company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

                             NOTICE TO AZ RESIDENTS
                             ----------------------
Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. If for any reason the Contract Owner is not satisfied with the Contract, the Contract may be returned within ten days after it is delivered and the Contract Value will be refunded in full. For IRAs, if the Contract Owner returns the Contract within the ten-day period, the Company will return the Purchase Payment.

                             NOTICE TO DC RESIDENTS
                             ----------------------
WARNING: It is a crime to provide false or misleading information to a Company for the purpose of defrauding the Company or any other person. Penalties include imprisonment and/or fines. In addition, a Company may deny insurance benefits if false information materially related to a claim was provided by the applicant.

                             NOTICE TO FL RESIDENTS
                             ----------------------
Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

                 NOTICE TO FL, MN, ND, SC, SD, AND VT RESIDENTS
                 ----------------------------------------------
Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account are variable and may increase or decrease in accordance with the fluctuations in the net investment factor. Values not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

                             NOTICE TO MN RESIDENTS
                             ----------------------
This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Company will be available to pay your claim.

                             NOTICE TO NJ RESIDENTS
                             ----------------------
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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APO-5072

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                             NOTICE TO WA RESIDENTS
                             ----------------------
Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

                             NOTICE TO PA RESIDENTS
                             ----------------------
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

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CONTRACT OWNER SIGNATURES

To the best of my knowledge and belief, I represent that my answers to the questions in this application are accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.


[ ] Yes [ ] No Will the applied for Contract replace existing annuities or insurance?

[ ]            I have completed America's marketFLEX(SM) Annuity Optional
               Rider Form.

[ ] Please send me a copy of the Statement of Additional Information to the Prospectus.

[ ] I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNER'S E-MAIL ADDRESS________________________________________________

STATE IN WHICH APPLICATION WAS SIGNED___________________  DATE_________________
                                            State

THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

CONTRACT OWNER_________________________________________________________________
                                    Signature

JOINT CONTRACT OWNER___________________________________________________________
                                    Signature

CO-ANNUITANT___________________________________________________________________
                                    Signature

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REGISTERED REPRESENTATIVE INFORMATION

[ ] Yes [ ] No Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE SIGNATURE____________________________________________
                                                  Signature

     Florida License Identification #: (Florida Agents only)___________________

     NAME______________________________________________________________________
                                 (Please Print)

     REGISTERED REPRESENTATIVE SS#_____________________________________________

     FIRM NAME ____________________________________  PHONE (   ) ______________

     ADDRESS   ________________________________________________________________

               ________________________________________________________________

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APO-5072
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                  REQUIRED APPLICATION FORM - MUST BE COMPLETED

                         AMERICA'S MARKETFLEX(SM) ANNUITY
                               OPTIONAL RIDER FORM

Contract Owner's Name__________________________________________________________

Social Security Number_________________________________________________________

Select from the list of optional features. IF YOU DO NOT WISH TO SELECT ANY OPTIONAL FEATURES, PLEASE INDICATE THIS BY CHECKING THE FIRST BOX BELOW.



[ ]  I choose the standard Death Benefit with no optional features.

[ ] I choose the optional features indicated below. I understand that by selecting any of these options an increase in the Variable Account charge of my Contract may result.


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ONLY ONE DEATH BENEFIT MAY BE SELECTED. IF NO OPTION IS SELECTED, THE DEATH
BENEFIT WILL BE THE STANDARD DEATH BENEFIT.

   [ ] Death Benefit (standard). THERE IS NO ADDITIONAL COST FOR THIS DEATH
       BENEFIT.

THE FOLLOWING DEATH BENEFIT OPTIONS ARE FOR ANNUITANTS AGE 84 OR LESS ONLY.

   [ ] Highest Anniversary Death Benefit Rider*

   [ ] Highest Anniversary or 5% Death Benefit Rider*  (NOT AVAILABLE IN WA)

* FOR THIS DEATH BENEFIT OPTION, AN ADDITIONAL WAIVER OF CDSC FOR CONFINEMENT TO A LONG TERM CARE FACILITY OR HOSPITAL IS AVAILABLE FOR ALL CONTRACT TYPES. IN WA, THE ADDITIONAL WAIVER OF CDSC IS FOR CONFINEMENT TO AN EXTENDED CARE FACILITY OR HOSPITAL. (THIS WAIVER IS NOT AVAILABLE IN PA, MA, OR NJ).

* FOR CONTRACTS ISSUED AS NON-QUALIFIED CONTRACTS, IRAs, OR TSAs, SPOUSAL PROTECTION IS ALSO AVAILABLE. IN ORDER TO APPLY FOR THIS PROTECTION, THE CO-ANNUITANT SECTION OF THE APPLICATION MUST BE COMPLETED. CO-ANNUITANTS MUST BE SPOUSES.
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THE FOLLOWING OPTIONS ARE AVAILABLE FOR ALL PLAN TYPES UNLESS OTHERWISE NOTED.

   [ ] Extra Value Rider


   [ ] No CDSC Rider NOT AVAILABLE TO CONTRACT OWNERS WHO HAVE PURCHASED THE
       CONTRACT IN EXCHANGE FOR SURRENDERING ANY OTHER ANNUITY CONTRACT(S) OR CERTIFICATE(S) ISSUED BY THE COMPANY IN THOSE STATES THAT ALLOW SUCH AN EXCHANGE.
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APO-5073       PRODUCT OF NATIONWIDE LIFE INSURANCE COMPANY      (AO)(06/2001)